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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                       Date of Report: November 1, 1996

                            AT&T CAPITAL CORPORATION



A Delaware                  Commission File                     I.R.S. Employer
Corporation                   No. 1-11237                        No. 22-3211453


              44 Whippany Road, Morristown, New Jersey 07962-1983
                        Telephone Number (201) 397-3000
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Item 5. Other Events

    In connection with the AT&T Capital Corporation (the 'Company') Registration Statement on Form S-3 (File No. 33-61003) filed on October 19, 1995 in connection with the registration of $3.0 billion Debt Securities and Warrants to Purchase Debt Securities, Currency Warrants, Index Warrants and Interest Rate Warrants, the Company is filing the following updated disclosure material that was included in the Registration Statement on Form S-3 (File No. 333-11243) filed by Capita Preferred Trust (which is sponsored by the Company) and Capita Preferred Funding L.P. (the general partner of which is the Company) on October 15, 1996 with respect to the registration of Trust Originated Preferred Securities (the "Registration Statement").

    The following terms used in the excerpt to the Registration Statement set forth below are defined as follows in such Registration Statement.

"Holdings" - Hercules Limited, a recently formed Caymen Island Corporation.

"Merger" - A merger consummated on October 1, 1996, with the Company and
           Merger Sub pursuant to the Merger Agreement.

"Merger Agreement" - Agreement and Plan of Merger among AT&T, Holdings and
                     Merger Sub.

"Merger Sub" - Antigua Acquisition Corporation, a recently formed Delaware
               Corporation

"Management Investors" - Certain members of the Company's management.

"GRSH" - GRS Holding Company Limited, a private United Kingdom holding corporation engaged in the U.K. rail leasing business.

"S&P" - Standard & Poor's Ratings Group, a division of McGraw-Hill.

"Moody's" - Moody's Investors Service, Inc.

    The following documents have been filed by the Company with the Securities and Exchange Commission and should be read in connection with the following excerpt from the Registration Statement:

1. The Company's Annual Report on Form 10-K for the year ended
   December 31, 1995 (the "1995 Form 10-K");

2. The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996; and

3. The Company's Current Reports on Form 8-K dated April 12, 1996, April 30, 1996, June 6, 1996, August 20, 1996 and October 1, 1996.

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                                  RISK FACTORS

RISKS RELATED TO EXPECTED PLANS INVOLVING THE COMPANY

     SECURITIZATION PROGRAM. The Company's current business plan incorporates future securitization transactions as a key part of the Company's financing to manage the Company's leverage ratio and to transfer credit risk. The Company will continue to manage the securitized assets following their sale. To the extent that the actual level of securitization deviates significantly from the Company's current target level of securitization (currently planned at approximately 30% of the financing volume originated in each year), there could be a material adverse effect on the Company's results of operations and any such significant deviation may affect the credit ratings assigned to the short-term or long-term debt of the Company.

     LEVERAGE AND DEBT SERVICE. As a result of the Merger and related transactions, there has been a significant increase in the Company's ratio of consolidated indebtedness to shareowners' equity. As of September 30, 1996, on a pro forma basis for the Merger and related transactions, the Company's ratio of consolidated indebtedness to shareowners' equity plus Company-obligated preferred securities issued in this offering would have been 7.19x. The increased debt-to-equity ratio will be a factor in the analyses of the Company applied by statistical rating organizations. Any future downgrades in the credit ratings of the Company's short-term or long-term debt would increase the Company's cost of borrowing, limit its access to the commercial paper market (the Company's traditional funding source) and reduce its competitiveness, particularly if any such rating is in a generic rating category that signifies that the relevant debt of the Company is less than investment grade, and certain ratings downgrades below 'BB+' by S&P or below 'Ba1' by Moody's could result in the termination of one or more of the License Agreements with AT&T, Lucent and NCR. See 'Relationship with AT&T Entities -- Operating and Certain Other Agreements with AT&T Entities' below. Any such downgrading could have a material adverse effect on the Company.

CHANGES IN RELATIONSHIP WITH AT&T ENTITIES

     REVENUES AND NET INCOME ATTRIBUTABLE TO AT&T ENTITIES. A substantial portion of the Company's revenues and a substantial majority of its net income are attributable to the financing provided by the Company to customers of AT&T, Lucent and NCR (the 'Customers of the AT&T Entities') with respect to products manufactured or distributed by them (the 'AT&T Entities Products') and, to a lesser extent, to transactions where the AT&T Entities or their employees are customers of the Company (the 'AT&T Entities as End-User'), primarily with respect to the lease of information technology and other equipment or vehicles to them as end-users and to the administration and management of certain leased assets on behalf of AT&T. The Company's commercial relationships with the AT&T Entities are currently governed by certain important agreements described below and in 'Relationship with AT&T Entities.'

     For the nine months ended September 30, 1996, approximately 30.5% and 59.7% (or $418.4 million and $68.8 million) of the Company's total revenues and net income, respectively, were attributable to lease and other financing provided by the Company to the Customers of the AT&T Entities with respect to the AT&T Entities Products. An additional approximately 7.2% and 7.6% (or $99.2 million and $8.8 million) of total revenues and net income, respectively, for the nine months ended September 30, 1996 were attributable to transactions with the AT&T Entities as End-Users. The Company's non-AT&T Entities related business generated 62.3% and 32.7% (or $852.9 million and $37.7 million) of total revenues and net income, respectively, for the nine months ended September 30, 1996


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(approximately 30.9% of  net income for  the period without  giving effect to  a securitization of lease receivables effected by the Company in the first quarter of 1996).

     In 1995, approximately 32.7% and 67.9% (or $516.2 million and $86.6 million) of the Company's total revenues and net income, respectively, were attributable to lease and other financing provided by the Company to the Customers of the AT&T Entities with respect to the AT&T Entities Products. An additional approximately 8.3% and 8.2% (or $130.6 million and $10.5 million) of total revenues and net income, respectively, in 1995 were attributable to transactions with the AT&T Entities as End-Users. In 1995, the Company's non-AT&T Entities related business generated approximately 59.0% and 23.9% (or $930.2 million and $30.5 million) of total revenues and net income, respectively. The foregoing net income amounts were calculated based upon an allocation of interest, income taxes and certain corporate overhead expenses that the Company believes to be reasonable. See 'Business of the Company -- General.'

     Accordingly, while the proportion of the Company's total revenues and net income from non-AT&T Entities related business has grown over the last several years, a substantial portion of the Company's total revenues, and a substantial majority of the Company's net income, have been generated by the Company's relationship with the AT&T Entities. A substantial majority of such revenues and substantially all such net income have been attributable to transactions with customers of Lucent and its subsidiaries (and the business related to these transactions have been generally among the most profitable for the Company). A significant decrease in the portion of the sales of the AT&T Entities Products (the 'AT&T Entities Product Sales') that are financed by the Company, or in the absolute amount of the AT&T Entities Product Sales (in either case, particularly with respect to Lucent), or in the amount of transactions effected by the Company with the AT&T Entities as End-User (particularly with respect to AT&T) would have a material adverse effect on the Company's results of operations and financial condition.

     OPERATING AND CERTAIN OTHER AGREEMENTS WITH AT&T ENTITIES. The initial terms of each of the Operating Agreements (pursuant to which, among other things, the Company serves as preferred provider of financing services and has certain related and other rights and privileges in connection with the financing of equipment to the Customers of the AT&T Entities) will expire on August 4, 2000, but will be automatically renewed for successive two-year periods unless either party thereto gives the other a non-renewal notice at least one year prior to the end of the initial or renewal term. None of the AT&T Entities is required to renew the term of its Operating Agreement beyond the expiration of the current term on August 4, 2000.

     Although the Company will seek to maintain and improve its existing relationships with Lucent, NCR and AT&T and seek to extend each of the Operating Agreements beyond August 4, 2000, no assurance can be given that the Operating Agreements, or any of them, will be extended beyond such date or, if extended, that the terms and conditions thereof will not be modified in a manner adverse to the Company. Failure to renew NCR's and Lucent's Operating Agreements on terms not adverse to the Company could have a material adverse effect on the Company. Moreover, in certain circumstances, the Operating Agreements may be terminated prior to their expiration. See 'Relationship with AT&T Entities' for a summary of certain important terms of the Operating Agreements, including a description of the scope (and limitations) of the Company's 'preferred provider' status under such agreements.

     To provide additional incentive for Lucent to assist the Company in the financing of products manufactured or distributed by Lucent, in recent years the Company has paid Lucent a sales assistance fee equal to a designated percentage of the aggregate sales prices and other charges ('volumes') of Lucent products financed by the Company. In early 1996, following Lucent's request, the Company agreed to pay a substantial increase in the Lucent sales assistance fee for 1995, both as an absolute amount and as a percentage of volumes attributable to Lucent. After giving effect to the increase, the sales assistance fee paid by the Company to Lucent for 1995 was approximately double the 1994 fee. The Company and Lucent recently agreed to a modified formula for calculating the sales assistance fee for the remaining years of the term of Lucent's Operating Agreement (retroactive to January 1, 1996). The revised formula is expected to result in aggregate annual sales assistance fees which are approximately double the amounts that would have been paid if the pre-1995 formula had been


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maintained.  No assurance can  be given that  Lucent will not  seek higher sales assistance fees in 1996 or future years (or otherwise attempt to share in the revenues of the Company associated with the leasing of Lucent products) or seek to use alternative providers of financing. Similarly, although neither AT&T nor NCR has requested any sales assistance fees or other similar benefits from the Company by reason of the financing by the Company of their respective products, no assurance can be given that AT&T or NCR will not do so in the future. Any such action by Lucent, alone or in combination with similar action by AT&T or NCR, could have a material adverse effect on the Company.

     The Operating Agreements do not require that the Company be the sole provider of financing in connection with the AT&T Entities Product Sales. Also, such Operating Agreements provide no assurance that the percentage of such sales for which the Company provides financing will not decrease in the future.
Subject to certain restrictions, the Operating Agreements permit the AT&T Entities to use or promote an alternative financing program offered by an unaffiliated company that provides better terms than those offered by the Company, without providing the Company an opportunity to match such better terms. In addition, none of the Operating Agreements is generally required to be assumed by the purchaser or other transferee of all or any portion of the relevant AT&T Entity's product manufacturing business upon any sale or other disposition thereof by such AT&T Entity, although such AT&T Entity is required to use reasonable efforts to cause the related Operating Agreement to be so assumed. Moreover, each Operating Agreement provides that the relevant AT&T Entity may terminate the Company's 'preferred provider' status and organize their own 'captive' finance subsidiaries if the Company's Financing Penetration Rate (as defined in the respective Operating Agreements) decreases by certain specified amounts or if the Company becomes a subsidiary of a person other than Holdings or one of its affiliates. The Company does not expect its Financing Penetration Rate under its Operating Agreements with Lucent and NCR to decrease during the remainder of the initial term thereof by an amount that would permit Lucent or NCR, as the case may be, to terminate the Company's 'preferred provider' status, although no assurance can be given in that regard.

     The Company's ability to capture a significant portion of the AT&T Entities Product Sales is augmented by the provisions of the Agreement Supplements with Lucent and NCR pursuant to which Lucent and NCR have licensed certain trade names and service marks, including the 'Lucent Technologies' and 'NCR' trade names, to the Company for use in the business of the Company and certain of its subsidiaries. The Company's License Agreement with AT&T also has similar provisions. The initial term of the License Agreement and Agreement Supplements expires on August 4, 2000 but will be automatically renewed in the event of a renewal of the relevant Operating Agreement, for a term equal to any renewal term of that Operating Agreement. Each License Agreement may be terminated prior to the end of its term upon the occurrence of certain events (including upon the termination of the applicable Operating Agreement and the occurrence of certain ratings downgrades below 'BB+' by S&P or below 'Ba1' by Moody's). In addition, AT&T may require the Company to discontinue, following two years' prior notice, use of (i) the 'AT&T' trade name as part of the Company's corporate name and
(ii) the other service marks licensed by AT&T to the Company. The Company's subsidiaries may, in such event, continue to use the 'AT&T' trade name and service marks in connection with the provision of financing services and otherwise in accordance with the terms of the License Agreement, which include extensive restrictions on the use thereof in connection with the issuance of securities.

     The Operating Agreements do not apply to the Company's relationship with the AT&T Entities as end-users of information technology and other equipment or vehicles financed by the Company. Although the Intercompany Agreement and Agreement Supplements provides that each AT&T Entity will view the Company as its preferred provider of financing, the Intercompany Agreement and Agreement Supplements do not require any of the AT&T Entities to continue to use the Company as its financing source for its own acquisitions of such equipment or vehicles if competitors of the Company offer financing on more attractive terms. See 'Relationship with AT&T Entities.'


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RISKS RELATED TO THE TERMINATION OF AT&T'S OWNERSHIP INTEREST IN THE COMPANY

     BUSINESS RELATIONSHIP. Prior to the consummation of the Merger, AT&T had an approximately 86% economic interest in the Company. The Company believes that it has benefitted from that interest because approximately 86% of the profits derived by the Company from its commercial relationship with the AT&T Entities (the Company's most important commercial relationship -- see ' -- Changes in Relationship with AT&T Entities -- Revenues and Net Income Attributable to AT&T Entities' above) directly or indirectly benefitted AT&T. Following the AT&T Restructuring and the consummation of the Merger, the Company's relationship with AT&T, Lucent and NCR as its principal customers and sources of business will be based entirely on commercial dealings and its contract rights, without any ownership interest by AT&T, Lucent or NCR in the Company. To the extent that this change causes the relations of AT&T, Lucent and NCR with the Company to be less favorable than in the past, there will be an adverse effect on the Company.

     CERTAIN INCREASED COSTS AND EXPENSES.

     General. In connection with the consummation of the Merger and related transactions pursuant to which AT&T sold its entire indirect equity interest in the Company (see 'The Merger'), certain of the Company's annual expenses are expected to increase. A summary of the significant increases follows.

     Borrowing Costs. While it is difficult to predict the response of investors to the Company's medium and long-term note and commercial paper programs and, therefore, it is difficult to quantify such effect of the Merger and related transactions and consequent downgrading of ratings on the Company's debt with reasonable accuracy, the Company has estimated an increase in borrowing costs of approximately 20 basis points relating to its commercial paper program and 25 basis points relating to its medium and long-term debt issuances. Assuming such an increase in borrowing costs, had the Merger occurred on January 1, 1995, the Company's 1995 interest expense would have increased by $7.4 million. The increase in interest expense was calculated using the 1995 average commercial paper balance outstanding and the 1995 issuances of medium and long-term debt multiplied by the respective incremental borrowing costs. To illustrate the Company's sensitivity to interest rates, had the increase in such borrowing costs been 10 basis points lower or higher than the assumed respective increases in borrowing costs referred to above the Company's interest expense increase would have been $4.1 million or $10.7 million, respectively.

     Tax Deconsolidation. The Company was formerly a member of AT&T's consolidated group for federal income tax purposes, but immediately after the Merger ceased to be a member of such tax group (the 'Tax Deconsolidation'). The Tax Deconsolidation is expected to have certain adverse effects on the Company as described below.

     Most  financings  by  the  Company of  products  manufactured  by  the AT&T
Entities involve the purchase of such products by the Company and the contemporaneous lease of such products by the Company to third parties. Because the Company and the AT&T Entities are no longer affiliated, sales of such products to the Company by the AT&T Entities will generate current taxable income for AT&T or the affiliate of AT&T manufacturing such products, together with a liability of AT&T or such affiliate to pay federal income tax on such income. Notwithstanding such sales of products, while the Company was a part of the AT&T consolidated federal income tax group at the time of such sale, the payment of such taxes had been deferred (the amount of such previously deferred taxes being herein called 'Gross Profit Tax Deferral') generally until the Company claimed depreciation on the products, or sold the products outside the group. Pursuant to one of the former tax agreements between AT&T and the Company, AT&T had extended interest-free loans to the Company in an amount equal to the then outstanding amount of Gross Profit Tax Deferral, as well as certain other intercompany transactions.

     As a result of the Tax Deconsolidation, the Company no longer receives such loans, which had constituted a competitive advantage to the Company in financing the AT&T Entities Products. In addition, the Company was required to repay all such outstanding loans immediately prior to the Tax Deconsolidation. The aggregate outstanding principal amount of the interest-free loans associated with Gross Profit Tax Deferral which were repaid by the Company in connection with the Tax Deconsolidation equaled approximately $247.4 million. Additionally, as a result of Tax Deconsolidation,


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the  Company  made a  payment  to AT&T  of $35  million  in exchange  for AT&T's assumption of certain federal and combined state tax liabilities of the Company relating to periods prior to the Merger.

     Operating and Administrative Expenses. The Company's annual expenses for operating and administrative expenses are expected to increase after the Merger as a result of the Company no longer being entitled to the discounts accorded to AT&T and its subsidiaries or received directly from AT&T. The incremental and recurring costs in the Company's operating and administrative expenses for which the Company received such discounts include services for telecommunication, certain information processing, travel, human resources, real estate, express mail and insurance services. In addition, annual management and advisory fees of initially $3.0 million will be paid to Nomura. The Company estimates the total increase in operating and administrative expenses to be $5.9 million annually (including such management and advisory fees).

     Compensation and Benefit Plans. Under the Company's Share Performance Incentive Plan ('SPIP'), approximately 120 employees had the right to receive cash awards at the end of five, 3-year performance periods. The first such period ended on June 30, 1996, with each of the other performance periods ending on the annual anniversary of such date through and including June 30, 2000. In connection with the Merger, nearly all of these cash awards for the second through the fifth performance periods were accelerated and paid at the closing of the Merger, resulting in an aggregate payment of approximately $50.9 million. In addition, approximately $9.9 million is expected to be paid to certain officers and other key employees of the Company in connection with the waiver and modification of the Company's Leadership Guarantee Plan and other termination and compensation related payments effective upon closing of the Merger.

     Transaction Costs. The Company will incur an $11.3 million after-tax expense relating to the Company's Merger-related and other transaction costs.

COMPETITION

     The equipment leasing and finance industry in which the Company operates is highly competitive and has been undergoing a process of consolidation. As a result, certain of the Company's competitors' relative cost bases have been reduced. Participants in the industry compete through price (including the ability to control costs), risk management, innovation and customer services. Principal cost factors include the cost of funds, the cost of selling to or
obtaining  new  end-user  customers  and  vendors  and  the  cost  of   managing
portfolios. The Company's competitors include captive or related leasing companies (such as General Electric Capital Corporation and IBM Credit Corporation), independent leasing companies (such as Comdisco, Inc.), certain banks engaged in leasing, lease brokers and investment banking firms that arrange for the financing of leased equipment, and manufacturers and vendors which lease their own products to customers. Many of the competitors of the Company are large companies that have substantial capital, technological and marketing resources; some of these competitors are significantly larger than the Company and have access to debt at a lower cost than the Company.

CERTAIN OTHER RISKS

     The Company is subject to certain other risks including the risk that its allowance for credit losses may not prove adequate to cover ultimate losses and that its estimated residual values will not be realized at the end of the lease terms. On an aggregate basis, the Company has historically realized proceeds from the sale of equipment during the lease term and at lease termination in excess of the Company's recorded residual values. There can be no assurance, however, that credit allowances will prove adequate to cover losses in connection with the Company's investment in finance receivables, capital leases and operating leases ('Portfolio Assets', and net of allowance for credit losses, 'Net Portfolio Assets') or that such residual values will be realized in the future. See 'Business of the Company -- Certain Business Skills.'

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                                 CAPITALIZATION

     The following table sets forth the short-term notes and capitalization of the Company as of September 30, 1996, pro forma for the Merger and related transactions (excluding the effects of this offering) as described below under 'The Merger', and as adjusted to give effect to the sale of the Trust Preferred Securities (the 'Offering') and the application of the proceeds therefrom. This table should be read in conjunction with the Consolidated Financial Statements and the related notes thereto incorporated by reference in this Prospectus.

                                                                                      PRO FORMA      AS ADJUSTED FOR
                                                                        ACTUAL      FOR MERGER(1)     THE OFFERING
                                                                      ----------    -------------    ---------------
                                                                                  (DOLLARS IN THOUSANDS)
Short-term notes, less unamortized discounts.......................   $3,021,459     $ 1,714,859       $ 1,514,859
Medium and long-term debt..........................................    4,896,467       4,896,467         4,896,467
Company-obligated preferred securities of subsidiary(2)............       --             --                200,000
Shareowners' equity:
     Preferred Stock, $.01 par value, authorized 10,000,000 shares;
       no shares issued and outstanding............................       --             --               --
     Common Stock, $.01 par value, authorized 100,000,000 shares;
       issued and outstanding 47,097,447 shares (150,000,000 shares authorized and 90,000,000 shares issued and outstanding on a
       pro forma basis)............................................          471             900               900
Additional paid-in capital.........................................      786,163         624,206           624,206
Foreign currency translation adjustment............................       (2,804)         (2,804)           (2,804)
Retained earnings..................................................      454,895          84,900            84,900
Recourse loans to senior executives(3).............................      (20,923)        (15,423)          (15,423)
                                                                      ----------    -------------    ---------------
     Total shareowners' equity.....................................    1,217,802         691,779           691,779
                                                                      ----------    -------------    ---------------
     Total capitalization..........................................   $9,135,728     $ 7,303,105       $ 7,303,105
                                                                      ----------    -------------    ---------------
                                                                      ----------    -------------    ---------------

------------

(1) Gives effect to the Merger and related transactions (excluding the effects of this offering), which are described below under 'The Merger.'

(2) The assets of the Trust will be comprised of the Partnership Preferred Securities issued by the Partnership, and the assets of the Partnership will initially be comprised of the Debentures and the Eligible Debt Securities. Except to the extent described under 'Risk Factors -- Risk Factors Related to TOPrS -- Insufficient Income or Assets Available to Partnership,' the Guarantees, when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities.

(3) These recourse loans to senior executives were made pursuant to the Company's 1993 Leveraged Stock Purchase Plan and the 1993 Long Term Incentive Plan. Most of these loans remain outstanding following the Merger.

               RATIO OF EARNINGS TO FIXED CHARGES OF THE COMPANY

                             PRO FORMA FOR OFFERING(1)
                           -----------------------------
                            NINE MONTHS                      NINE MONTHS
                               ENDED         YEAR ENDED         ENDED                 YEAR ENDED DECEMBER 31,
                           SEPTEMBER 30,    DECEMBER 31,    SEPTEMBER 30,    -----------------------------------------
                               1996             1995            1996         1995     1994     1993     1992     1991
                           -------------    ------------    -------------    -----    -----    -----    -----    -----

Ratio of earnings to
  fixed charges.........          1.49x           1.47x            1.51x      1.50x    1.62x    1.57x    1.44x    1.29x

------------

(1) The pro forma data represents the Company's results as if the issuance of the Trust Preferred Securities had taken place on January 1, 1995. Had the Merger and related transactions, including the issuance of the Trust Preferred Securities, taken place on January 1, 1995, the pro forma ratio of earnings to fixed charges for the nine months ended September 30, 1996 would have been 1.17x, and for the year ended December 31, 1995 there would have been an earnings deficiency of $30.0 million to cover fixed charges. See 'The Merger' for a description of the Merger and the transactions related to the Merger reflected in this pro forma presentation.

     Earnings consist of income before income taxes and cumulative effect on prior years of accounting change plus fixed charges. Fixed charges consist of interest on indebtedness and the portion of rentals representative of the interest factor.

                            BUSINESS OF THE COMPANY

     The   following  information  should  be   read  in  conjunction  with  the
description of the Company's business in the 1995 Form 10-K of the Company incorporated herein by reference.

GENERAL

     AT&T Capital is a full-service, diversified equipment leasing and finance company with a presence in more than 20 countries in North America, Europe, Canada, the Asia/Pacific Region and Latin America. The Company is one of the largest equipment leasing and finance companies in the United States and is the largest lessor of telecommunications equipment in the United States, in each case, based on the aggregate value of equipment leased or financed.

     AT&T Capital leases and finances equipment manufactured and distributed by numerous vendors, including Lucent and NCR. In addition, the Company provides equipment leasing and financing and related services directly to end-user customers. The Company's approximately 500,000 customers include large global companies, small and mid-size businesses and federal, state and local governments and their agencies.

     A significant portion of the Company's total assets and revenues and a substantial majority of its net income are attributable to financing provided by the Company to Customers of the AT&T Entities with respect to AT&T Entities
Products and, to a lesser extent, transactions with the AT&T Entities as End-Users, primarily with respect to the lease of information technology and other equipment or vehicles to them as end-users and the administration and management of certain leased assets on behalf of AT&T.

     The following table shows the respective percentages of the Company's total assets, revenues and net income (loss) related to its United States and foreign operations that are attributable to (i) leasing and financing services provided by the Company to Customers of the AT&T Entities, (ii) transactions involving the AT&T Entities as End-User and (iii) the Company's non-AT&T Entities related business, in each case at or for the nine months ended September 30, 1996 and at or for the years ended December 31, 1995, 1994 and 1993. A substantial majority of the assets and revenues, and substantially all the Company's net income, that were attributable to Customers of the AT&T Entities were attributable to leasing and financing services provided by the Company to customers of Lucent and its subsidiaries. The net income (loss) shown below were calculated based upon what the Company believes to be a reasonable allocation of interest, income taxes and certain corporate overhead expenses.

                                                 AT OR FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                 ----------------------------------------------------------------------------------
                                       % OF ASSETS             % OF TOTAL REVENUES         % OF NET INCOME (LOSS)
                                 ------------------------    ------------------------    --------------------------
                                 U.S.    FOREIGN    TOTAL    U.S.    FOREIGN    TOTAL    U.S.     FOREIGN    TOTAL
                                 ----    -------    -----    ----    -------    -----    -----    -------    ------
Customers of the AT&T
  Entities....................   27.7       0.6      28.3    30.0       0.5      30.5     59.6       0.1       59.7
AT&T Entities as End-User.....    4.0      --         4.0     7.2      --         7.2      7.6      --          7.6
Non-AT&T Entities Related
  Business....................   49.0      18.7      67.7    49.3      13.0      62.3     36.8      (4.1)      32.7
                                 ----    -------    -----    ----    -------    -----    -----    -------    ------
          Total...............   80.7      19.3     100.0    86.5      13.5     100.0    104.0      (4.0)     100.0
                                 ----    -------    -----    ----    -------    -----    -----    -------    ------
                                 ----    -------    -----    ----    -------    -----    -----    -------    ------

                                                    AT OR FOR THE YEAR ENDED DECEMBER 31, 1995
                                 ---------------------------------------------------------------------------------
                                       % OF ASSETS             % OF TOTAL REVENUES        % OF NET INCOME (LOSS)
                                 ------------------------    ------------------------    -------------------------
                                 U.S.    FOREIGN    TOTAL    U.S.    FOREIGN    TOTAL    U.S.     FOREIGN    TOTAL
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----
Customers of the AT&T
  Entities....................   29.4       0.1      29.5    32.3       0.4      32.7     67.2       0.7      67.9
AT&T Entities as End-User.....    5.3      --         5.3     8.3      --         8.3      8.2      --         8.2
Non-AT&T Entities Related
  Business....................   47.8      17.4      65.2    46.3      12.7      59.0     27.0      (3.1)     23.9
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----
          Total...............   82.5      17.5     100.0    86.9      13.1     100.0    102.4      (2.4)    100.0
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----

                                                    AT OR FOR THE YEAR ENDED DECEMBER 31, 1994
                                 ---------------------------------------------------------------------------------
                                       % OF ASSETS             % OF TOTAL REVENUES        % OF NET INCOME (LOSS)
                                 ------------------------    ------------------------    -------------------------
                                 U.S.    FOREIGN    TOTAL    U.S.    FOREIGN    TOTAL    U.S.     FOREIGN    TOTAL
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----

Customers of the AT&T
  Entities....................   34.3       0.3      34.6    33.1       0.3      33.4     83.9      (1.4)     82.5
AT&T Entities as End-User.....    6.8      --         6.8     9.5      --         9.5      8.5      --         8.5
Non-AT&T Entities Related
  Business....................   48.0      10.6      58.6    47.8       9.3      57.1     11.8      (2.8)      9.0
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----
          Total...............   89.1      10.9     100.0    90.4       9.6     100.0    104.2      (4.2)    100.0
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----

                                                    AT OR FOR THE YEAR ENDED DECEMBER 31, 1993
                                 ---------------------------------------------------------------------------------
                                       % OF ASSETS             % OF TOTAL REVENUES        % OF NET INCOME (LOSS)
                                 ------------------------    ------------------------    -------------------------
                                 U.S.    FOREIGN    TOTAL    U.S.    FOREIGN    TOTAL    U.S.     FOREIGN    TOTAL
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----

Customers of the AT&T
  Entities....................   38.1       0.3      38.4    31.1       0.2      31.3     99.8      (1.7)     98.1 (1)
AT&T Entities as End-User.....    9.5      --         9.5    14.9      --        14.9     20.8      --        20.8 (1)
Non-AT&T Entities Related
  Business....................   46.1       6.0      52.1    47.8       6.0      53.8     (6.9)    (12.0)    (18.9)(1)
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----
          Total...............   93.7       6.3     100.0    93.8       6.2     100.0    113.7     (13.7)    100.0
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----

------------

(1) In 1993, the Customers of the AT&T Entities, AT&T Entities as End-User and non-AT&T Entities related business net income (loss) accounted for 89.0%, 20.2% and (9.2%), respectively, of the Company's net income before cumulative effect of the 1993 accounting change and impact of the tax rate change. For a description of the 1993 accounting change and impact of the tax rate change, see Note 10 to the Consolidated Financial Statements which are included in the 1995 Form 10-K incorporated herein by reference.

     The increases in 1995 in the non-AT&T Entities related business assets and revenues (as a percentage of total assets and revenues) were generated almost equally from United States and foreign operations. The significant increase in 1995 in the Company's United States non-AT&T Entities related business net income was primarily generated from large-ticket specialty and structured finance activities, Small Business Administration loan sales and growth in the vehicle portfolio. Net losses from foreign non-AT&T Entities related business somewhat offset the strong United States results.

     The securitization of certain non-AT&T Entities related Portfolio Assets positively affected net income of the non-AT&T Entities related business in all years presented as well as in the nine months ended September 30, 1996. However, the Company decreased significantly the amount of securitization each year from 1993 through 1995. Partly as a result of the reduction in securitized assets, the portion of the Company's non-AT&T Entities related business net income attributable to securitization has decreased by 88.7% from 1993 to 1995. See
Note 6 to the Consolidated Financial Statements in the 1995 Form 10-K incorporated herein by reference. The Company's non-AT&T Entities related business contributed 30.9% of the Company's net income for the nine months ended September 30, 1996 without giving effect to a securitization of non-AT&T Entities related business Portfolio Assets effected by the Company during such period. No similar securitization was effected during the nine months ended September 30, 1995. See ' -- Business Strategy' below for a discussion of the Company's current securitization plans.

BUSINESS STRATEGY

     AT&T Capital has two broad business strategies: (i) to enhance its position as a leader in providing leasing and financing services that are marketed to customers of equipment manufacturers, distributors and dealers with whom the Company has a marketing relationship for financing services (the Company's 'Global Vendor Finance' strategy); and (ii) to establish itself as a leader in providing leasing, financing and related services that are marketed directly to end-users of equipment, including customers of the Company's Global Vendor Finance marketing activities (e.g., end-users acquiring general equipment for which the Company previously financed telecommunications equipment), as well as customers of vendors with whom the Company does not have a marketing relationship for financing services (the Company's 'Direct Customer Finance' strategy).

     In 1995, Global Vendor Finance constituted 58% of the Company's total financing volume (24% attributable to the AT&T Entities and 34% attributable to other vendors) and represented 56% of the Company's year-end total assets (29% attributable to the AT&T Entities and 27% attributable to other vendors). In 1995, Direct Customer Finance constituted 42% of the Company's total financing volume (4% attributable to AT&T Entities and their employees as end-users and 38% to other end-users) and 44% of the Company's year-end total assets (5% attributable to the AT&T Entities and their employees as end-users and 39% to other end-users).

     The Company anticipates that significant changes in the Company's financing strategy will be implemented. In particular, the Company anticipates that approximately 30% of its financing volume originated each year may be securitized annually pursuant to off-balance sheet securitization transactions. To the extent that the actual level of securitization deviates significantly from the planned level, there could be a material adverse effect on the Company. See 'Risk Factors -- Risks Related to Expected Plans Involving the Company-Securitization Program.' The Company anticipates that the cost of the Company's on-balance sheet financing will increase by virtue of its disaffiliation from AT&T and its lower debt ratings. See 'Risk Factors -- Risks Related to the Termination of AT&T's Ownership Interest in the Company.' However, such increase in borrowing costs is expected to be offset in significant part by the lower financing rates associated with the Company's planned off-balance sheet securitization program.

CERTAIN BUSINESS SKILLS

     The Company has developed a number of business skills and competencies that management believes make the Company an effective competitor in the leasing and finance industry. For example, in connection with its Global Vendor Finance relationship with the AT&T Entities, the Company has developed the capabilities necessary to service large numbers of customers on an efficient and timely basis. In general, the Company has linked its telecommunications and data systems with those of the sales and marketing offices of the AT&T Entities and has placed its own personnel and equipment at these offices. These linkages and on-site presence, in conjunction with the Company's credit review and scoring capabilities (see ' -- Vendor Relationship Management Skills -- Credit Management Skills' below), enable the Company to receive and process a large volume of applications, provide related credit review and approval and otherwise efficiently service a high volume of transactions at what the Company believes is a relatively low cost per transaction. This process allows the Company to respond on a timely basis to credit inquiries (generally within 10 minutes for routine financings under $50,000).

VENDOR RELATIONSHIP MANAGEMENT SKILLS

     As a result of its Global Vendor Finance and Direct Customer Finance relationships, the Company has, in addition to its credit management skills and asset management skills described below, gained significant experience in structuring and managing vendor finance and direct customer finance programs tailored to specific customer needs. The Company has tailored programs to specific customer needs by providing a number of specialized products and programs, including (i) customer financing products; (ii) specialized sales aid services, including training of vendor personnel and point-of-sale support;
(iii) tailored private label programs, in which financing is provided to the vendor's customers under the vendor's name; (iv) specialized customer operations support and interfaces; (v) alternate channel programs; (vi) inventory financing; and (vii) support for value-added retailers or distributions.

     CREDIT MANAGEMENT SKILLS. The Company has adopted policies and procedures that management believes allow the Company to review carefully the creditworthiness of its customers under procedures that management believes are efficient and timely. Management of key risks is initially the responsibility of business unit operating personnel and is further coordinated throughout the Company by the Risk Management Department, which has established policies and procedures for tracking credit performance results on a monthly basis.
Consistent with its strategy, the Company has diversified its credit risk associated with its Portfolio Assets by customer, industry segment, equipment type, geographic location and transaction maturity. Small transactions are generally credit scored by operating personnel utilizing innovative expert systems credit scoring technology developed in conjunction with the Bell Laboratories Operations Research Department. This credit scoring technology supports decisions and associated strategies for credit risk management throughout the customers' financing lifecycle. Larger transactions are individually reviewed by experienced credit officers. This system, when combined with the Company's ongoing risk management review process, provides overall risk management techniques that management believes position the Company favorably in the marketplace.

     ASSET MANAGEMENT SKILLS. The Company's asset management skills include its equipment remarketing capabilities, its in-house equipment refurbishing facilities and its knowledge of developing technologies and products and obsolescence trends, particularly with respect to information technology equipment. These skills assist the Company in its efforts to establish residual values, to maximize the value of equipment that is returned to the Company at the end of a lease and to help reduce the Company's risks in connection with its residual values. Estimates of residual values are determined by the Company from, among other things, studies prepared by the Company, professional appraisals, historical experience, industry data, market information on sales of used equipment, end-of-lease customer behavior and estimated obsolescence trends. The Company actively manages its residuals by working with lessees and vendors during the lease term to encourage lessees to extend their leases or upgrade and enhance their leased equipment, as appropriate, and by monitoring the various equipment industries, particularly the information technology industries, for obsolescence trends. The Company strategically manages its portfolio to ensure a broad diversification of residual value risk by equipment type and lease expiration.

     FINANCIAL STRUCTURING CAPABILITIES. The Company manages approximately $1.4 billion in lease finance assets (consisting principally of equity interests in leveraged leases of commercial aircraft and project finance transactions) for AT&T. The personnel that structured and negotiated the transactions under which the lease finance assets were acquired, in addition to providing services relating to the management of the lease finance assets, assist other segments of the Company's business in structuring transactions that require use of complex financial expertise, including transactions in specialty product areas that the Company believes are not currently being served adequately by the industry.

                                   THE MERGER

     On October 1, 1996, the Company consummated the Merger with Merger Sub, pursuant to the Merger Agreement among AT&T, the former indirect owner of approximately 86% of the outstanding Common Stock of the Company, Holdings and Merger Sub. Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company continuing its corporate existence under Delaware law as the surviving corporation.

     All of the outstanding common equity capital of the Company is currently directly or indirectly owned by the members of the Leasing Consortium consisting of (i) the Management Investors, including Thomas C. Wajnert, Chairman of the Board and Chief Executive Officer of the Company, and approximately 23 other members of the Company's senior management, and (ii) GRSH. Following the consummation of the Merger and the related transactions, the Management Investors own 3.3% of the Common Stock (or approximately 5.5% on a fully diluted basis) and GRSH indirectly owns 96.7% of the Common Stock (or approximately 94.5% on a fully diluted basis).

     The Merger and related transactions had a significant impact on the Company's financial position and results of operations. Had the Merger and related transactions occurred on September 30, 1996, on a pro forma basis, the Company's total assets, debt, total liabilities and shareowners' equity would have been $8.1 billion, $6.4 billion, $7.2 billion and $0.7 billion, respectively. Had the Merger and related transactions occurred on January 1, 1995, the Company's revenues for the nine months ended September 30, 1996 and the year ended December 31, 1995 would have been $1.2 billion and $1.3 billion, respectively, and the Company's net income (loss) for the nine months ended September 30, 1996 and the year ended December 31, 1995 would have been $38.4 million and $(16.4) million, respectively. The transactions related to the Merger include: (i) the securitization of approximately $3.1 billion of lease and loan receivables which occurred on October 15, 1996, and the application of the net proceeds therefrom principally to repay short-term borrowings of approximately $1.3 billion incurred as part of the financing of the Merger; (ii) the conversion of the Company's then outstanding common stock to the right to receive $45 per share in cash pursuant to the Merger Agreement; (iii) the issuance and sale of the Trust Preferred Securities by the Trust and the application of the net proceeds therefrom; (iv) the Tax Deconsolidation from AT&T (see 'Risk Factors -- Risks Related to the Termination of AT&T's Ownership Interest in the Company -- Tax Deconsolidation'), including the repayment of approximately $247.4 million of non-interest bearing notes held by AT&T and the payment by the Company to AT&T of $35.0 million in exchange for AT&T's assumption of all federal and combined state tax liabilities of the Company relating to periods prior to the Merger;
(v) effects of an Internal Revenue Code of 1986, as amended (the 'Code') Section 338(h)(10) election, including the deferred tax effects relating to the Merger and the Section 338(h)(10) election; (vi) the issuance of short-term notes and the incurrence of liabilities for payments under certain benefit plans, other payments to certain employees and for Merger related transaction costs; (vii) the expected increase in the Company's borrowing cost resulting from the Merger;
(viii) the expected increase in the Company's annual expenses for operating and administrative expenses resulting from the Company no longer being entitled to the discounts accorded to AT&T and its subsidiaries or received directly from AT&T; (ix) the payment of certain annual transaction management and advisory fees; and (x) payments associated with acceleration of amounts payable under compensation and benefit plans.

     The Company's pro forma revenues and net income results for the periods described above do not reflect the Company's proposed future strategy of increasing its use of periodic securitizations of lease and loan receivables as a funding source. In addition, such pro forma results do not reflect the significant gain associated with the Company's October 15, 1996 asset securitization. Had the securitization taken place on January 1, 1995 and had such gain been included in the Company's pro forma results, the Company's revenues for the year ended December 31, 1995 would have been $1.4 billion, and the Company's net income for the year ended December 31, 1995 would have been $68.5 million (excluding other non-recurring expenses of $39.4 million).

     In addition to asset sales in connection with the Company's anticipated securitization transactions described in this Prospectus, the Company may review opportunities from time to time to dispose of certain assets depending upon market conditions and other circumstances at such time, although the Company does not currently have any agreements for such dispositions. The Company's Board of Directors and management will continue to evaluate the Company's corporate structure, business, management composition, operations, organization and other matters and make such changes as the Board deems appropriate.

     The Company's Current Report on Form 8-K dated October 1, 1996, which is incorporated by reference into this Prospectus, contains unaudited pro forma consolidated financial information with respect to the Company. Such unaudited pro forma consolidated financial information gives effect to the Merger and related transactions described above.

                        RELATIONSHIP WITH AT&T ENTITIES

     In September 1995, AT&T announced plans to effect the AT&T Restructuring, which was comprised of separating itself into three publicly traded companies (AT&T, Lucent and NCR) and disposing of its approximately 86% equity interest in the Company to the general public or another company. Pursuant to the AT&T Restructuring, the Company consummated the Merger which resulted in, among other things, the disposition by AT&T of its remaining equity interest in the Company. See 'The Merger.'

     On September 30, 1996, AT&T spun off its entire remaining interest in Lucent to AT&T's shareholders. Lucent's businesses involve the manufacture and distribution of public telecommunications systems, business communications systems, micro-electronic components, and consumer telecommunications products. In addition, AT&T has announced that it intends to distribute to its shareholders all of its interest in NCR by the end of 1996. NCR's businesses involve the manufacture and distribution of information technology equipment, including automatic teller machines and point-of-sale terminal equipment.

     In connection with the Company's IPO in 1993, the Company entered into a series of agreements with AT&T to formalize the relationship between the two companies, including the following three significant agreements, each dated as of June 25, 1993: (i) the Operating Agreement, (ii) the Intercompany Agreement and (iii) the License Agreement. Each of these agreements, together with the Agreement Supplements entered into with Lucent and NCR, are described below. The descriptions of such agreements set forth herein do not purport to be complete and are subject in their entirety to the actual terms of such agreements, copies of which have been filed with the Commission.

     The AT&T Operating Agreement provides, among other things, that (i) the Company serves as AT&T's 'preferred provider' of financing services and has certain related and other rights and privileges in connection with the financing of AT&T equipment to AT&T's customers and (ii) subject to various exceptions, the AT&T Entities shall not compete or maintain an ownership interest in any business that competes with the Company and its subsidiaries. The Company has executed agreements comparable to the AT&T Operating Agreement with each of Lucent and NCR.

     As the 'preferred provider' of financing services for customers of Lucent, NCR and AT&T, the Company receives a number of significant benefits, including the receipt by the Company of information from Lucent and NCR relating to their product development and marketing plans, the promotion and support by Lucent and NCR of the efforts of the Company to market its leasing and financing services to their customers and dealers, the provision of space at the Lucent and NCR sales sites for personnel and equipment of the Company and the right of the Company to maintain computer and telecommunication linkages with Lucent and NCR in connection with the offering, documenting and monitoring of the Company's leasing and financing services. The Company endeavors to take advantage of these benefits, and has, over the past eleven years, invested significant resources in creating a financing organization dedicated to and integrated (through such computer and telecommunication linkages) with the sales forces of Lucent and, to a lesser extent, NCR. In addition, the Company has developed relationships with the organizations of the AT&T Entities (particularly Lucent), has developed and maintained comprehensive, proprietary customer databases and has gained a significant position with respect to the aftermarket for Lucent and NCR equipment. The Company believes that Lucent and NCR are likewise the recipients of significant benefits as a result of AT&T Capital's preferred provider status, although there can be no assurance that any of such agreements will be extended beyond the expiration of their initial term on August 4, 2000, or, if extended, that the terms and conditions thereof will not be modified in a manner adverse to the Company. See 'Risk Factors -- Changes in Relationship with AT&T Entities -- Operating and Certain Other Agreements with AT&T Entities.'

     In connection with its financing business for Lucent, the Company provides an additional incentive, in the form of a sales assistance fee, for Lucent to assist the Company in the financing of products manufactured or distributed by Lucent. The sales assistance fee is based on designated percentages of the aggregate sales prices and other charges ('volumes') of Lucent products financed by the Company. In early 1996, the Company agreed to increase the designated percentage for the sales assistance fee from the percentage paid by the Company in prior years. After giving effect to the changes in the fee for 1995, the sales assistance fee paid by the Company to Lucent for 1995 was approximately double the 1994 fee. The Company and Lucent recently agreed to a modified formula for calculating the sales assistance fee for the remaining years of the term of Lucent's Operating Agreement (retroactive to 1996). The revised formula is expected to result in aggregate annual sales assistance fees which are approximately double the amounts that would have been paid if the pre-1995 formula had been maintained.

     The Intercompany Agreement provides, among other things, that the Company will administer for a fee various portfolios of financing and leasing assets, including certain portfolios which prior to the Company's IPO had been owned by the Company. In addition, the Company has entered into the Agreement Supplements with Lucent and NCR pursuant to which Lucent and NCR have agreed that various provisions of the Intercompany Agreement shall equally apply to them.

     Pursuant to the License Agreement, AT&T has licensed certain trade names and service marks, including the 'AT&T' trade name, to the Company for use in the leasing and financing business of the


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Company and certain of  its subsidiaries and,  in the case  of the 'AT&T'  trade name, to use as part of the corporate names of the Company and certain subsidiaries. Pursuant to the Agreement Supplements, Lucent and NCR have similarly licensed to the Company certain trade names and service marks, including the 'Lucent Technologies' and 'NCR' trade names.

     The initial term of each of the Operating Agreements, the Intercompany Agreement, the License Agreement and the Agreement Supplements is scheduled to end on August 4, 2000, subject to early termination rights. In addition, AT&T has the right under the License Agreement, after two years' prior notice, to require the Company to discontinue use of the 'AT&T' trade name as part of the Company's corporate or assumed or 'doing business' name.

     See 'Risk Factors -- Changes in Relationship with AT&T Entities -- Revenues and Net Income Attributable to AT&T Entities' for a description of the Company's dependence on the revenue and net income attributable to the Company's relationship with the AT&T Entities and their customers and employees.


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                                                       Form 8-K November 1, 1996

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           AT&T CAPITAL CORPORATION


                                           By:  /s/ EDWARD M. DWYER
                                                -------------------------------
                                                Edward M. Dwyer
                                                Senior Vice President and
                                                Chief Financial Officer

October 31, 1996